October 25, 2013

We consent to the inclusion in this amended Registration Statement of Perpetual Industries, Inc. on Form S-1/A of our report dated October 25, 2013, with respect to our audits of the financial statements of Perpetual Industries, Inc.  as of  and for the years ended July 31, 2013 and 2012 and for the period January 25, 2005 (inception) to July 31, 2013, which is part of this Registration Statement.

Very truly yours,

 /s/ Warren Averett, LLC

______________________________

Warren Averett, LLC

Tampa, Florida